SLM Student Loan Trust 2001-4 Quarterly Servicing Report
Report Date: 3/31/2005 Reporting Period: 1/1/04-3/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		12/31/2004	Activity	3/31/2005

A	i	Portfolio Balance	$617,208,249.53	$58,638,045.44	$558,570,204.09
	ii	Interest to be Capitalized	7,431,333.85		7,051,591.36

	iii	Total Pool	$624,639,583.38		$565,621,795.45

	iv	Specified Reserve Account Balance	1,561,598.96		0.00

	v	Total Adjusted Pool	$626,201,182.34		$565,621,795.45

B	i	Weighted Average Coupon (WAC)	3.199%		3.193%
	ii	Weighted Average Remaining Term	109.18		108.07
	iii	Number of Loans	218,592		201,984
	iv	Number of Borrowers	130,131		120,687

						% of		% of
	Notes and Certificates			Spread	Balance 1/25/05	O/S Securities	Balance 4/25/05	O/S Securities

C	i	A-1 Notes	78442GDD5	0.050%	$0.00	0.000%	$0.00	0.000%
	ii	A-2 Notes	78442GDE3	0.140%	580,178,182.34	92.650%	519,598,795.45	91.863%
	iii	B Notes	78442GDF0	0.500%	46,023,000.00	7.350%	46,023,000.00	8.137%

	v	Total Notes			$626,201,182.34	100.000%	$565,621,795.45	100.000%

	Reserve Account		1/25/2005	4/25/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,561,598.96	$1,414,054.49
	iv	Reserve Account Floor Balance ($)	$1,500,331.00	$1,500,331.00
	v	Current Reserve Acct Balance ($)	$1,561,598.96	$1,500,331.00

II. 2001-4 Transactions from: 1/1/2005 through: 3/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$51,271,905.43
	ii	Principal Collections from Guarantor	9,544,725.71
	iii	Principal Reimbursements	69,071.79
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$60,885,702.93

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,101.77
	ii	Capitalized Interest	(2,248,759.26)

	iii	Total Non-Cash Principal Activity	$(2,247,657.49)

C	Total Student Loan Principal Activity		$58,638,045.44

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,158,040.40
	ii	Interest Claims Received from Guarantors	239,153.63
	iii	Collection Fees/Returned Items	66,086.31
	iv	Late Fee Reimbursements	181,338.11
	v	Interest Reimbursements	36,554.39
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,918,084.12
	viii	Subsidy Payments	787,633.83

	ix	Total Interest Collections	$5,386,890.79

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$583.76
	ii	Capitalized Interest	2,248,759.26

	iii	Total Non-Cash Interest Adjustments	$2,249,343.02

F	Total Student Loan Interest Activity		$7,636,233.81

G	Non-Reimbursable Losses During Collection Period		$1,919.47

H	Cumulative Non-Reimbursable Losses to Date		$1,329,026.29

III. 2001-4 Collection Account Activity 1/1/2005 through 3/31/2005

A	Principal Collections
	i	Principal Payments Received	$19,207,585.47
	ii	Consolidation Principal Payments	41,609,045.67
	iii	Reimbursements by Seller	1,941.32
	iv	Borrower Benefits Reimbursed	3,190.20
	v	Reimbursements by Servicer	461.39
	vi	Re-purchased Principal	63,478.88

	vii	Total Principal Collections	$60,885,702.93

B	Interest Collections
	i	Interest Payments Received	$4,763,531.50
	ii	Consolidation Interest Payments	339,380.48
	iii	Reimbursements by Seller	22.78
	iv	Borrower Benefits Reimbursed	119.98
	v	Reimbursements by Servicer	32,584.82
	vi	Re-purchased Interest	3,826.81
	vii	Collection Fees/Returned Items	66,086.31
	viii	Late Fees	181,338.11

	ix	Total Interest Collections	$5,386,890.79

C	Other Reimbursements		$37,345.64

D	Administrator Account Investment Income		$0.00

E	Return funds borrowed for previous distribution		$0.00

	TOTAL FUNDS RECEIVED		$66,309,939.36
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(911,379.13)
F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$65,398,560.23

G	Servicing Fees Due for Current Period		$434,049.70

H	Carryover Servicing Fees Due		$0.00

I	Administration Fees Due		$20,000.00

J	Total Fees Due for Period		$454,049.70

IV. 2001-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005
INTERIM:
In School
Current	2.769%	2.770%	17,799	15,418	8.143%	7.633%	$56,947,481.14	$50,111,408.24	9.227%	8.971%

Grace
Current	2.770%	2.770%	4,448	4,581	2.035%	2.268%	14,120,315.29	13,536,276.92	2.288%	2.423%

TOTAL INTERIM	2.769%	2.770%	22,247	19,999	10.177%	9.901%	$71,067,796.43	$63,647,685.16	11.514%	11.395%
REPAYMENT
Active
Current	3.370%	3.370%	95,672	89,375	43.767%	44.249%	$255,885,256.13	$225,944,657.10	41.458%	40.451%
31-60 Days Delinquent	3.370%	3.370%	9,882	7,565	4.521%	3.745%	26,696,859.02	20,397,936.23	4.325%	3.652%
61-90 Days Delinquent	3.370%	3.370%	6,675	4,937	3.054%	2.444%	17,773,096.57	13,407,264.30	2.880%	2.400%
91-120 Days Delinquent	3.370%	3.370%	4,144	3,673	1.896%	1.818%	10,901,188.26	10,872,846.90	1.766%	1.947%
> 120 Days Delinquent	3.370%	3.370%	13,227	11,742	6.051%	5.813%	34,240,970.61	30,847,838.63	5.548%	5.523%

Deferment
Current	2.770%	2.770%	36,011	35,347	16.474%	17.500%	104,546,128.69	101,640,670.01	16.939%	18.197%

Forbearance
Current	3.370%	3.370%	28,399	27,595	12.992%	13.662%	89,704,841.38	87,393,229.76	14.534%	15.646%

TOTAL REPAYMENT	3.254%	3.246%	194,010	180,234	88.754%	89.232%	$539,748,340.66	$490,504,442.93	87.450%	87.814%
Claims in Process (1)	3.368%	3.367%	2,308	1,738	1.056%	0.860%	$6,327,103.04	$4,392,817.48	1.025%	0.786%
Aged Claims Rejected (2)	3.370%	3.370%	27	13	0.012%	0.006%	$65,009.40	$25,258.52	0.011%	0.005%
GRAND TOTAL	3.199%	3.193%	218,592	201,984	100.000%	100.000%	$617,208,249.53	$558,570,204.09	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2001-4 Portfolio Characteristics by Loan Type and School

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.189%	120,955	$311,923,965.94	55.843%
- GSL — Unsubsidized	3.188%	81,001	246,568,187.34	44.143%
- PLUS Loans	4.170%	28	78,050.81	0.014%

- Total	3.193%	201,984	$558,570,204.09	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.178%	145,621	$449,374,101.56	80.451%
- Two Year	3.229%	37,375	71,950,490.16	12.881%
- Technical	3.295%	18,988	37,245,612.37	6.668%
- Other	0.000%	0	0.00	0.000%

- Total	3.193%	201,984	$558,570,204.09	100.000%

*Percentages may not total 100% due to rounding.

VI. 2001-4 Expected Interest Calculation

A	Borrower Interest Accrued During Collection Period	$3,916,906.86
B	Interest Subsidy Payments Accrued During Collection Period	665,422.45
C	SAP Payments Accrued During Collection Period	2,532,127.39
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION & CAP INT ACTS)	301,467.87
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$7,415,924.57

VII. 2001-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	(1/25/05 — 4/25/05)	0.00000%
B	Class A-2 Interest Rate	0.007100000	(1/25/05 — 4/25/05)	2.84000%
C	Class B Interest Rate	0.008000000	(1/25/05 — 4/25/05)	3.20000%

VIII. 2001-4 Inputs From Previous Quarterly Servicing Reports 12/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$617,208,249.53
	ii	Interest To Be Capitalized	7,431,333.85

	iii	Total Pool	$624,639,583.38
	iv	Specified Reserve Account Balance	1,561,598.96

	v	Total Adjusted Pool	$626,201,182.34

B	Total Note and Certificate Factor		0.408208470
C	Total Note Balance		$626,201,182.34

D	Note Balance 1/25/2005		Class A-1	Class A-2	Class B

	i	Current Factor	0.000000000	0.918730297	1.000000000
	ii	Expected Note Balance	$0.00	$580,178,182.34	$46,023,000.00

	iii	Note Principal Shortfall	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00

E	Reserve Account Balance		$1,561,598.96
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2001-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$65,700,028.10	$65,700,028.10

B	Primary Servicing Fees-Current Month		$434,049.70	$65,265,978.40

C	Administration Fee		$20,000.00	$65,245,978.40

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$65,245,978.40
	ii	Class A-2	$4,119,265.09	$61,126,713.31
	iii	Class B	$368,184.00	$60,758,529.31

	iv	Total Noteholder's Interest Distribution	$4,487,449.09

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$60,758,529.31
	ii	Class A-2	$60,579,386.89	$179,142.42
	iii	Class B	$0.00	$179,142.42

	iv	Total Noteholder's Principal Distribution	$60,579,386.89

F	Increase to the Specified Reserve Account Balance		$0.00	$179,142.42

G	Floating Rate Swap Payment Reimbursement		$0.00	$179,142.42

H	Carryover Servicing Fees		$0.00	$179,142.42

I	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$179,142.42
	ii	Class A-2	$0.00	$179,142.42
	iii	Class B	$0.00	$179,142.42

	iv	Total Noteholder's Interest Carryover	$0.00

J	Excess to Reserve Account		$179,142.42	$0.00

X. 2001-4 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class B
	i	Quarterly Interest Due	$0.00	$4,119,265.09	$368,184.00
	ii	Quarterly Interest Paid	0.00	4,119,265.09	368,184.00

	iii	Interest Shortfall	$0.00	$0.00	$0.00

	iv	Interest Carryover Due	$0.00	$0.00	$0.00
	v	Interest Carryover Paid	0.00	0.00	0.00

	vi	Interest Carryover	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$0.00	$60,579,386.89	$0.00
	viii	Quarterly Principal Paid	0.00	60,579,386.89	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$64,698,651.98	$368,184.00

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 3/31/05	$626,201,182.34
	ii	Adjusted Pool Balance 3/31/05	565,621,795.45

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$60,579,386.89

	iv	Adjusted Pool Balance 12/31/04	$626,201,182.34
	v	Adjusted Pool Balance 3/31/05	565,621,795.45

	vi	Current Principal Due (iv-v)	$60,579,386.89
	vii	Principal Shortfall from Previous Collection Period	0.00

	viii	Principal Distribution Amount (vi + vii)	$60,579,386.89

	ix	Principal Distribution Amount Paid	$60,579,386.89

	x	Principal Shortfall (viii - ix)	$0.00

C		Total Principal Distribution	$60,579,386.89
D		Total Interest Distribution	4,487,449.09

E		Total Cash Distributions	$65,066,835.98

F	Note Balances			1/25/2005		4/25/2005
	i	A-1 Note Balance	78442GDD5	$0.00		$0.00
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GDE3	$580,178,182.34		$519,598,795.45
		A-2 Note Pool Factor		0.918730297	(0.095929354)	0.822800943

	iii	B Note Balance	78442GDF0	$46,023,000.00		$46,023,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance	$1,561,598.96
	ii	Deposits to correct Shortfall	$0.00
	iii	Deposits from Excess Servicing	$179,142.42

	iv	Total Reserve Account Balance Available	$1,740,741.38
	v	Required Reserve Account Balance	$1,500,331.00

	vi	Shortfall Carried to Next Period	$0.00
	vii	Excess Reserve - Release to Excess Certificateholder	$240,410.38
	viii	Ending Reserve Account Balance	$1,500,331.00

XI. 2001-4 Historical Pool Information

								2003	2002
			1/1/04-3/31/05	10/1/04-12/31/04	7/1/04-9/30/04	4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02

Beginning Student Loan Portfolio Balance			$617,208,249.53	$675,591,174.21	$758,422,452.07	$779,689,976.88	$835,648,030.39	$1,123,680,056.08	$1,414,967,615.86

	Student Loan Principal Activity
	i	Regular Principal Collections	$51,271,905.43	$55,646,817.57	$78,091,971.88	$19,113,195.92	$51,207,635.93	$226,323,889.96	$115,591,822.02
	ii	Principal Collections from Guarantor	9,544,725.71	7,463,760.94	6,899,638.19	5,247,589.12	7,439,544.92	30,008,268.08	17,472,706.02
	iii	Principal Reimbursements	69,071.79	24,852.94	46,585.22	45,272.39	56,269.55	49,790,489.94	182,582,020.46
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$60,885,702.93	$63,135,431.45	$85,038,195.29	$24,406,057.43	$58,703,450.40	$306,122,647.98	$315,646,548.50
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,101.77	$83,021.38	$126,333.40	$100,889.56	$146,434.95	$1,440,376.36	$1,461,853.30
	ii	Capitalized Interest	(2,248,759.26)	(4,835,528.15)	(2,333,250.83)	(3,239,422.19)	(2,891,831.84)	(19,530,998.65)	(25,820,842.02)

	iii	Total Non-Cash Principal Activity	$(2,247,657.49)	$(4,752,506.77)	$(2,206,917.43)	$(3,138,532.63)	$(2,745,396.89)	$(18,090,622.29)	$(24,358,988.72)

(-)	Total Student Loan Principal Activity		$58,638,045.44	$58,382,924.68	$82,831,277.86	$21,267,524.80	$55,958,053.51	$288,032,025.69	$291,287,559.78

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,158,040.40	$2,784,370.86	$2,912,503.42	$2,372,278.95	$2,827,311.47	$15,230,621.70	$20,257,298.55
	ii	Interest Claims Received from Guarantors	239,153.63	192,844.49	179,224.11	142,286.84	217,126.02	1,035,049.62	834,130.15
	iii	Collection Fees/Returned Items	66,086.31	51,967.79	53,755.13	39,708.38	50,466.54	140,244.33	50,743.99
	iv	Late Fee Reimbursements	181,338.11	153,263.33	195,522.32	139,138.26	186,296.35	618,951.95	542,655.42
	v	Interest Reimbursements	36,554.39	30,991.00	16,406.69	15,657.29	9,061.22	536,464.21	3,005,197.25
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	1,918,084.12	1,148,249.47	285,965.36	(93.79)	21,664.90	(1,078.97)	156,314.96
	viii	Subsidy Payments	787,633.83	941,886.96	1,071,027.49	1,126,867.46	1,308,255.17	8,329,334.09	20,124,825.00

	ix	Total Interest Collections	$5,386,890.79	$5,303,573.90	$4,714,404.52	$3,835,843.39	$4,620,181.67	$25,889,586.93	$44,971,165.32

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$583.76	$(320.60)	$355.40	$1,242.35	$869.04	$(860,438.59)	$(1,124,279.15)
	ii	Capitalized Interest	2,248,759.26	4,835,528.15	2,333,250.83	3,239,422.19	2,891,831.84	19,530,998.65	25,820,842.02

	iii	Total Non-Cash Interest Adjustments	$2,249,343.02	$4,835,207.55	$2,333,606.23	$3,240,664.54	$2,892,700.88	$18,670,560.06	$24,696,562.87

	Total Student Loan Interest Activity		$7,636,233.81	$10,138,781.45	$7,048,010.75	$7,076,507.93	$7,512,882.55	$44,560,146.99	$69,667,728.19

(=)	Ending Student Loan Portfolio Balance		$558,570,204.09	$617,208,249.53	$675,591,174.21	$758,422,452.07	$779,689,976.88	$835,648,030.39	$1,123,680,056.08
(+)	Interest to be Capitalized		$7,051,591.36	$7,431,333.85	$10,861,133.15	$11,569,603.44	$12,424,942.33	$12,856,151.72	$20,017,472.30

(=)	TOTAL POOL		$565,621,795.45	$624,639,583.38	$686,452,307.36	$769,992,055.51	$792,114,919.21	$848,504,182.11	$1,143,697,528.38

(+)	Reserve Account Balance		$—	$1,561,598.96	$1,716,130.77	$1,924,980.14	$1,980,287.30	$2,121,260.46	$2,859,243.82

(=)	Total Adjusted Pool		$565,621,795.45	$626,201,182.34	$688,168,438.13	$771,917,035.65	$794,095,206.51	$850,625,442.57	$1,146,556,772.20

XII. 2001-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jan-01	$1,438,653,106	14.45%
Apr-02	$1,373,965,085	14.33%
Jul-02	$1,334,028,771	12.20%
Oct-02	$1,252,312,795	13.80%
Jan-03	$1,143,697,528	16.44%
Apr-03	$1,065,928,020	16.93%
Jul-03	$1,034,486,359	15.30%
Oct-03	$930,204,418	17.22%
Jan-04	$848,504,182.11	18.09%
Apr-04	$792,114,919.21	17.97%
Jul-04	$769,992,055.51	16.62%
Oct-04	$686,452,307.36	17.86%
Jan-05	$624,639,583.38	18.36%
Apr-05	$565,621,795.45	18.87%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.